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                                                                     EXHIBIT 11
                      SIENA HOLDINGS, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                      (in thousands, except per share data)

                                                                                                      Predecessor
                                                                     Reorganized Company                Company
                                                             ------------------------------------     -----------
                                                                                       Three Month     Nine Month
                                                            Year Ended     Year Ended  Period Ended   Period Ended
                                                             June 30,       June 30,     June 30,       March 31,
                                                               1998           1998         1997          1997
                                                            ----------     ----------  ------------   ------------
BASIC EARNINGS (LOSS) PER SHARE
    COMPUTATION:
Income (loss) before extraordinary item - applicable
    to common stockholders .............................     $     34      $     47      $    (86)      $(12,911)
Extraordinary gain on discharge of debt ................           --            --            --        135,966
                                                             --------      --------      --------       --------
Net income (loss) applicable to common stockholders ....     $     34      $     47      $    (86)      $123,055
                                                             ========      ========      ========       ========

Weighted average common shares outstanding .............        5,304*        4,000*        4,000*            **

BASIC EARNINGS (LOSS) PER SHARE:
Income (loss) before extraordinary item - applicable
    to common stockholders .............................     $   0.01*     $   0.01*     $  (0.02)*           **
Extraordinary gain on discharge of debt ................           --            --            --             **
                                                             --------      --------      --------       --------
Net income (loss) applicable to common stockholders ....     $   0.01*     $   0.01*     $  (0.02)*           **
                                                             ========      ========      ========       ========

DILUTED EARNINGS (LOSS) PER SHARE
    COMPUTATION:
Income (loss) applicable to common stockholders ........     $     34      $     47      $    (86)      $(12,911)
Income effect of assumed conversions ...................           --            --            --             --
Extraordinary gain on discharge of debt ................           --            --            --        135,966
                                                             --------      --------      --------       --------
Net income (loss) applicable to common stockholders
    + assumed conversions ..............................     $     34      $     47      $    (86)      $123,055
                                                             ========      ========      ========       ========

Weighted average common shares outstanding .............        5,304*        4,000*        4,000*            **
Plus: Dilutive potential common shares .................
        SHI Non-qualified Stock Option Plans ...........           29*           44*          --*             **
                                                             --------      --------      --------       --------
Adjusted weighted average shares outstanding ...........        5,333*        4,044*        4,000*            **
                                                             ========      ========      ========       ========

DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) before extraordinary item ................     $   0.01*     $   0.01*     $  (0.02)*           **
Income effect of assumed conversions ...................           --            --            --             **
Extraordinary gain on discharge of debt ................           --            --            --             **
                                                             --------      --------      --------       --------
Net income (loss) applicable to common stockholders
    + assumed conversions ..............................     $   0.01*     $   0.01*     $  (0.02)*           **
                                                             ========      ========      ========       ========

* Average share and per share amounts for Reorganized Company based on shares issued or reserved for issuance to creditors.
** Average share and per share amounts are not meaningful due to reorganization.